Exhibit 99.1

MICHAEL KORS NAMES CATHY MARIE ROBINSON SENIOR VICE PRESIDENT, GLOBAL OPERATIONS

Hong Kong —May 12, 2014 — Michael Kors Holdings Limited (NYSE: KORS) (the “Company”), a global luxury lifestyle brand, today announced that Cathy Marie Robinson has been appointed Senior Vice President, Global Operations effective May 12, 2014.

Ms. Robinson has 24 years experience in operations, logistics and supply chain management at various retail companies.  Since 2012, Ms. Robinson was Senior Vice President, Chief Logistics Officer at ToysRUs.  In this capacity, Ms. Robinson was responsible for all aspects of global supply chain operations at ToysRUs and its subsidiaries, including BabiesRUs.  From 2010 to 2012, Ms. Robinson was the Senior Vice President, Supply, Logistics and Customer Experience at The Great Atlantic & Pacific Tea Company (A&P), and from 2006 to 2010 she was Senior Vice President, Supply Chain at Smart & Final Stores LLC.  Ms. Robinson began her career as a United States Army Logistics Officer and also held various logistics and operations positions at Wal-Mart Stores, Inc.

“We are pleased that Marie will be joining our executive team.  Her significant experience managing global supply chain operations for large retail distribution networks, both brick and mortar and online, will be instrumental to us as we develop a world-class distribution network to meet the growing demand for our brand,“ said John D. Idol, the Company’s Chairman and Chief Executive Officer.

About Michael Kors Holdings

Michael Kors is a world-renowned, award-winning designer of luxury accessories and ready to wear. His namesake company, established in 1981, currently produces a range of products through his Michael Kors, KORS Michael Kors and MICHAEL Michael Kors labels, including accessories, footwear, watches, jewelry, men’s and women’s ready to wear, and a full line of fragrance products. Michael Kors stores are operated, either directly or through licensing partners, in some of the most prestigious cities in the world, including New York, Beverly Hills, Chicago, London, Milan, Paris, Munich, Istanbul, Dubai, Seoul, Tokyo and Hong Kong.

Forward Looking Statements

This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions.

Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2013 (File No. 001-35368), filed on May 29, 2013 with the U.S. Securities and Exchange Commission.

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